Entergy Integrated Solutions Inc.
Statement of Operations
Quarter and Year-To-Date Ended March 31, 1998
(Unaudited)

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
                                                              Current Quarter      Year To Date
Revenue                                                   $    19,263,958.00       19,263,958.00

Operating Expense                                              13,969,533.00       13,969,533.00
                                                               ______________      ______________
Gross Margin                                                    5,294,425.00        5,294,425.00

Selling Expense                                                 3,565,608.00        3,565,608.00
Marketing Expense                                                 116,035.00          116,035.00
Administrative & General Expense                                2,880,790.00        2,880,790.00
Other Expense/Income                                            1,518,391.00        1,518,391.00
                                                              _______________      ______________
Net Operating Profit (Loss) Before Taxes                       (2,786,399.00)      (2,786,399.00)

Income taxes                                                     (980,715.00)        (980,715.00>
                                                              _______________      ______________
Net Profit (Loss)                                          $   (1,805,684.00)      (1,805,684.00)
                                                              ===============      ==============



Entergy Integrated Solutions Inc.
Balance Sheet
March 31, 1998
(Unaudited)

ASSETS

Current assets:
   Cash and cash equivalents                              $       820,476.07
   Accounts receivable                                          2,870,739.36
   Other current assets                                         7,452,518.19
                                                              ______________
      Total current assets                                     11,143,733.62
                                                              ______________
Fixed Assets:
   Furniture and equipment, net                                 7,600,976.16
   Equipment inventory held for installation                   12,574,057.97
   Installations in process                                    12,645,564.85
   Installed equipment                                         53,189,276.07
                                                              ______________
      Total fixed assets                                       86,009,875.05
                                                              ______________
Deferred Debits:
   Miscellaneous deferred debits                                1,168,539.03
   Deferred income taxes                                        9,437,671.00
   Other assets, Net                                            1,077,258.43
                                                              ______________
      Total deferred debits                                    11,683,468.46
                                                              ______________
      TOTAL ASSETS                                        $   108,837,077.13
                                                              ==============





Entergy Integrated Solutions Inc.
Balance Sheet
March 31, 1998
(Unaudited)

LIABILITIES AND CAPITAL

Current & accrued liabilities:
   Accounts payable                                       $     1,425,018.58
   Accrued liabilities                                          7,772,574.92
   Current portion of capital lease obligations                    94,774.88
Current Maturities-Other Long-term liabilities                    982,015.68
                                                               _____________
      Total current & accrued liabilities                      10,274,384.06
                                                               _____________
Long-term liabilities:
  Long-term liabilities                                         1,465,952.84
                                                               _____________
      Total long-term liabilities                               1,465,952.84
                                                               _____________
Deferred Credits:
   Service contract revenue                                    45,360,050.92
                                                               _____________
      Total deferred credits                                   45,360,050.92
                                                               _____________
Capital:
   Common stock, no par value, 50,000 shares authorized,
   13,500 shares issued and outstanding                        13,500,000.00
   Paid in capital                                            150,000,000.00
   Accumulated deficit                                       (111,763,310.69>
                                                             ________________
      Total capital                                            51,736,689.31
                                                             ________________
      Total liabilities and capital                       $   108,837,077.13
                                                             ================
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